Exhibit 99.1
AdCare Health Systems Reports First Quarter Results
Transition to Holding and Leasing Company Substantially Complete with Agreements to Transfer 36 of 40 Healthcare Facilities

ATLANTA, GA, May 14, 2015-AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) a recognized provider of senior living and healthcare facility management, today reported results for the first quarter ended March 31, 2015. The company also provided an update on its transition to a healthcare facilities holding and leasing company.

Transition Highlights
As of May 14, 2015, the company has entered into agreements to lease, sublease, manage or sell 36 of its 40 healthcare facilities. With respect to these 36 healthcare facilities:

•	Twenty-five facilities have transferred operations to third-party operators or are under a management contract with an indefinite term.

•
The company expects to complete transfer of operations of seven facilities in Georgia and Ohio to third-party operators during the second quarter of 2015, subject to approval from the U.S. Department of Housing and Urban Development (“HUD”).

•	The company expects to complete transfer of operations on the one remaining North Carolina facility during the second quarter of 2015, subject to the receipt of required licenses.

•	The company expects to transition two facilities to third-party operators in Oklahoma during the third quarter of 2015, subject to receipt of required licenses.

•	The company expects to close the sale of one Oklahoma facility in the third quarter of 2015, subject to certain termination provisions and closing conditions.
The remaining four facilities are pending final disposition.
“With the transition of 25 of our 40 properties complete and another 11 of our properties now under agreements to lease or sell, we believe we are beginning to reap the benefits of a more stable business model and have a solid foundation upon which we can grow,” commented Bill McBride, AdCare’s Chairman and Chief Executive Officer. “As our team obtains the final approvals and finishes up other remaining tasks necessary to fully effect the transition of our properties, we are turning our attention to growing our portfolio through the acquisition of additional properties.”

Summary of Financial Results for the First Quarter Ended March 31, 2015
Tables reporting the full financial results, reflecting the legacy business model, are included in this press release and in the company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on May 14, 2015. Beginning in the second quarter, AdCare will report the operations that have been transitioned to third-party operators as discontinued operations.

Total revenues in the first quarter of 2015 were $47.7 million, up 0.9% from $47.3 million in the first quarter of 2014. Patient care revenues in the first quarter of 2015 were $46.1 million as compared with $46.5 million in the prior year’s quarter as the average occupancy rate for the company’s facilities (excluding discontinued operations and managed facilities) for the same periods declined slightly from 79.8% to 79.1%. Rental revenues increased from $0.3 million in the first quarter of 2014 to $1.3 million in the first quarter of 2015 reflecting progress in the transition to a healthcare facilities holding and leasing company.

Adjusted EBITDAR from continuing operations in the first quarter of 2015 totaled $3.5 million compared with $4.7 million in the first quarter of 2014. (See “Use of Non-GAAP Financial Information” below for the definition of Adjusted EBITDAR from continuing operations, a non-GAAP financial measure, as well as an important discussion about the use of this measure and its reconciliation to GAAP net loss, the most directly comparable GAAP financial measure). The company experienced higher cost of services offset by lower general and administrative expenses. Cost of services and general and administrative expenses for the first quarter of 2015 include certain non-recurring items relating to the transition of the company to a healthcare facilities holding and leasing company.

The net loss attributable to common stockholders-continuing operations was $0.22 per basic and diluted share in the first quarter of 2015 as compared with $0.18 per basic and diluted share in the first quarter of 2014.

Cash and cash equivalents at March 31, 2015 and December 31, 2014 totaled $10.7 million. Restricted cash and investments at March 31, 2015 totaled $8.1 million, as compared with $8.8 million at December 31, 2014. Total debt outstanding at March 31, 2015 totaled $151.8 million (which includes $6.2 million in liabilities of disposal group held for sale and $6.0 million in liabilities of a variable interest entity held for sale), as compared with $151.4 million at December 31, 2014 (which includes $5.2 million in liabilities of disposal group held for sale and $6.0 million in liabilities of a variable interest entity held for sale).

Conference Call and Webcast
AdCare will hold a conference call to discuss its first quarter financial results on Thursday, May 14, 2015 at 4:30 p.m. ET.
Date and time: Thursday, May 14, 2015 at 4:30 p.m. ET
Dial-in number: 1-888-503-8175 (domestic) or 1-719-325-2361 (international)
Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international). Please use passcode 2667353 to access the replay. The replay will be available until May 21, 2015.
Webcast link: http://public.viavid.com/index.php?id=114576

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. The company currently owns, leases or manages 40 facilities, primarily in the Southeast. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this press release that are forward-looking include, among other things, statements regarding the strategic plan to transition the company to a healthcare facilities holding and leasing company, statements regarding the expected timeframes for transitioning facility operations to third-party operators and statements regarding the sale of the Oklahoma facility. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.

References to the consolidated company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The company defines: (i) “Adjusted EBITDA from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), loss on extinguishment of debt and other non-routine adjustments; and (ii) “Adjusted EBITDAR from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), loss on extinguishment of debt, rent and other non-routine adjustments.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities and other non-routine adjustments.

The company believes these measures are useful to investors in evaluating the company’s performance, results of operations and financial position for the following reasons:

•	They are helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	They provide data that assists management to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of these measures provides a meaningful and consistent comparison of the company’s underlying business between periods by eliminating certain items required by GAAP which have little or no significance in the company’s day-to-day operations.

Company Contacts		Investor Relations
Bill McBride	Allan Rimland	Brett Maas
Chairman and CEO	President and CFO	Managing Partner
AdCare Health Systems, Inc.	AdCare Health Systems, Inc.	Hayden IR
Tel (404) 781-2884	Tel (404) 781-2885	Tel (646) 536-7331
bill.mcbride@adcarehealth.com	allan.rimland@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,680	$10,735
Restricted cash and investments	3,303	3,321
Accounts receivable, net of allowance of $7,660 and $6,708	23,879	24,294
Prepaid expenses and other	2,650	1,766
Deferred tax asset	569	569
Assets of disposal group held for sale	7,231	5,813
Assets of variable interest entity held for sale	5,954	5,924
Total current assets	54,266	52,422

Restricted cash and investments	4,769	5,456
Property and equipment, net	132,994	135,585
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	3,920	4,087
Goodwill	4,224	4,224
Lease deposits	1,683	1,683
Deferred loan costs, net	3,597	3,464
Other assets	529	569
Total assets	$208,453	$209,961

LIABILITIES AND EQUITY / (DEFICIT)

Current liabilities:
Current portion of notes payable and other debt	$5,430	$2,537
Current portion of convertible debt, net of discounts	8,349	14,000
Revolving credit facilities and lines of credit	3,823	5,576
Accounts payable	16,564	16,434
Accrued expenses	17,474	15,653
Liabilities of disposal group held for sale	6,180	5,197
Liabilities of variable interest entity held for sale	5,958	5,956
Total current liabilities	63,778	65,353

Notes payable and other debt, net of current portion:
Senior debt, net of discounts	106,631	110,023
Bonds, net of discounts	7,014	7,011
Convertible debt, net of discounts	7,336	—
Revolving credit facilities	1,050	1,059
Other liabilities	2,262	2,129
Deferred tax liability	605	605
Total liabilities	188,676	186,180

Preferred stock, no par value; 5,000 shares authorized; 950 shares issued and outstanding, redemption amount $23,750 at March 31, 2015 and December 31, 2014	20,392	20,392

Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,664 and 19,151 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	63,787	61,896
Accumulated deficit	(61,732)	(56,067)
Total stockholders’ equity	2,055	5,829
Noncontrolling interest in subsidiary	(2,670)	(2,440)
Total equity / (deficit)	(615)	3,389
Total liabilities and equity	$208,453	$209,961

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Patient care revenues	$46,145	$46,527
Management revenues	218	482
Rental revenues	1,340	296
Total revenues	47,703	47,305

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	41,221	38,576
General and administrative expense	3,170	4,559
Facility rent expense	1,931	1,659
Depreciation and amortization	1,706	1,786
Total expenses	48,028	46,580
Income (loss) from operations	(325)	725

Other Income (Expense):
Interest expense, net	(2,537)	(2,622)
Loss on extinguishment of debt	(680)	(583)
Other expense	(280)	(110)
Total other expense, net	(3,497)	(3,315)

Loss from continuing operations before income taxes	(3,822)	(2,590)
Income tax expense	(20)	(8)
Loss from continuing operations	(3,842)	(2,598)

Income (loss) from discontinued operations, net of tax	(1,407)	75
Net loss	(5,249)	(2,523)

Net loss attributable to noncontrolling interests	230	173
Net loss attributable to AdCare Health Systems, Inc.	(5,019)	(2,350)

Preferred stock dividend	(646)	(646)
Net loss attributable to AdCare Health Systems, Inc. Common Stockholders	$(5,665)	$(2,996)

Net loss per Share of Common Stock attributable to AdCare Health Systems, Inc.
Common Stockholders -
Basic:
Continuing Operations	$(0.22)	$(0.18)
Discontinued Operations	(0.07)	—
	$(0.29)	$(0.18)

Diluted:
Continuing Operations	$(0.22)	$(0.18)
Discontinued Operations	(0.07)	—
	$(0.29)	$(0.18)

Weighted Average Shares of Common Stock Outstanding:
Basic	19,218	16,916
Diluted	19,218	16,916

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	Three Months Ended March 31,
(Amounts in 000’s)	2015	2014
Condensed Consolidated Statements of Operations Data:
Net loss	$(5,249)	$(2,523)
Discontinued operations	1,407	(75)
Net loss from continuing operations (Per GAAP)	(3,842)	(2,598)
Add back:
Interest expense, net	2,537	2,622
Income tax expense	20	8
Amortization of stock based compensation	203	513
Depreciation and amortization	1,706	1,786
Loss on extinguishment of debt	680	583
Other expense	280	110
Adjusted EBITDA from continuing operations	1,584	3,024
Facility rent expense	1,931	1,659
Adjusted EBITDAR from continuing operations	$3,515	$4,683